As filed with the Securities and Exchange Commission on January 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEYOND AIR, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-3812456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Steven Lisi

Chairman and Chief Executive Officer

Beyond Air, Inc.

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(516) 665-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Gregory Sichenzia, Esq. Avital Perlman, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 (212) 930-9700	Adam Newman General Counsel Beyond Air, Inc. 900 Stewart Avenue, Suite 301 Garden City, NY 11530 (516) 665-8200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor is it a solicitation of offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 30, 2026

524,990 Shares of Common Stock;

Up to 3,405,828 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants;

and

Up to 3,930,818 Shares of Common Stock Issuable Upon Exercise of Common Warrants

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified herein (each, a “Selling Stockholder” and, together, the “Selling Stockholders”), in this prospectus of Beyond Air, Inc. (the “Company”) of (i) 524,990 shares of common stock, par value $0.0001 per share (“Common Stock”), (ii) 3,405,828 shares of Common Stock issuable on the exercise of pre-funded warrants to purchase common stock (“Pre-Funded Warrants”), exercisable at an exercise price of $0.0001 per share, and (iii) 3,930,818 shares of Common Stock issuable on the exercise of common stock purchase warrants, exercisable at an exercise price of $1.147 per share, exercisable until January 16, 2031 (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”).

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, upon any exercise of the Warrants (specified herein and held by the Selling Stockholders) by payment of cash, we will receive the exercise price of such warrants.

The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 8 of this prospectus. For information on the Selling Stockholders, see the section entitled “Selling Stockholders” on page 6 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission, or the SEC.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR”. On January 29, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.23 per share.

Except for the financial statements from the Annual Report on Form 10-K for the year ended March 31, 2025, which are incorporated by reference herein, all historical share and per share information in this prospectus gives retroactive effect to a 1-for-20 reverse split of our common stock that became effective on July 14, 2025.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders named in this prospectus may offer and sell the shares of Common Stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference, as described under the heading “Where You Can Find More Information,” before investing in the shares of Common Stock offered hereby.

You should rely only on the information that we have included or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside the United States, neither we nor the Selling Stockholders have done anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

When we refer to Beyond Air, Inc., and its subsidiaries, we use the terms “Beyond Air,” the “Company,” “us,” “we” and “our.”

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference contain estimates, projections, market research and other information concerning our industry, our business, markets for LungFit® PH and our product candidates and the size of those markets, the prevalence of certain medical conditions, LungFit® PH market access, prescription data and other physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

Certain information included in this prospectus concerning our industry and the markets served by us, including our market share, is also based on our good-faith estimates derived from our management’s knowledge of the industry and other information currently available to us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial position, business strategy, prospective product candidates and products, product approvals, timing of our clinical development activities, research and development costs, timing and likelihood of success and the plans and objectives of management for future operations and future results of anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “expect,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar conditional expressions. The forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under Item 1A “Risk Factors” contained in our most recently filed Annual Report on Form 10-K, as well as the following:

●	our ability to successfully commercialize our LungFit® PH system;
●	our expectation to incur losses for the next few years;
●	our ability to predict accurately the demand for our products, and products under development and to develop strategies to address markets successfully;
●	the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated;
●	the anticipated development of markets we sell our products into and the success of our products in these markets;
●	our future capital needs and our need to raise additional funds;
●	our ability to build a pipeline of product candidates and develop and commercialize our approved products;
●	our ability to enroll patients in clinical trials, timely and successfully complete those trials and receive necessary certifications or regulatory approvals;
●	our ability to maintain our existing or future collaborations or licenses;
●	our ability to protect and enforce our intellectual property rights;
●	federal, state, and foreign regulatory requirements, including the U.S Food and Drug Administration (“FDA”) regulation of our approved product and product candidates;
●	our ability to obtain and retain key executives and attract and retain qualified personnel;
●	our ability to successfully manage our growth, including as a commercial-stage company; and
●	the proposed NeuroNOS transaction may not be consummated.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe major risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a commercial-stage medical device and biopharmaceutical company developing a platform of nitric oxide (“NO”) generators and delivery systems (the “LungFit® platform”) capable of generating NO from ambient air. The Company’s first device, LungFit® PH received premarket approval (“PMA”) from the FDA in June 2022. The NO generated by the LungFit® PH system is indicated to improve oxygenation and reduce the need for extracorporeal membrane oxygenation in term and near-term (>34 weeks gestation) neonates with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension in conjunction with ventilatory support and other appropriate agents. This condition is commonly referred to as persistent pulmonary hypertension of the newborn (“PPHN”). The LungFit® platform can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs directly or via a ventilator. LungFit® can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. In July 2022, we commenced marketing LungFit® PH in the United States for PPHN as a medical device.

On November 26, 2024, the Company received European CE mark approval of the LungFit PH® system for the following:

●	The treatment of infants >34 weeks gestation with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation; and
●	The treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function

LungFit® can be used to treat patients on ventilators that require NO, as well as patients with chronic or acute severe lung infections via delivery of NO at concentrations > 100 parts per million (ppm) through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that the LungFit® platform can potentially address. The Company’s other areas of focus with the LungFit® platform beyond PPHN are nontuberculous mycobacteria (“NTM”) lung infection and those with various severe lung infections with underlying chronic obstructive pulmonary disease (“COPD”). Our current product candidates will be subject to premarket reviews and approvals by the FDA, certification through the conduct of a conformity assessment by a notified body in the EU for the product to be CE marked, as well as comparable foreign regulatory authorities.

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With Beyond Air’s focus on NO and its effect on the human condition, there are two additional programs that do not utilize our LungFit® system. Through our majority-owned affiliate Beyond Cancer, Ltd. (“Beyond Cancer”), NO is used to target solid tumors. The LungFit® platform is not utilized for the solid tumor indication due to the need for ultra-high concentrations of gaseous nitric oxide (“UNO”). A proprietary delivery system has been developed that is designed to safely deliver UNO in excess of 10,000 ppm directly to a solid tumor. This program is currently in phase 1 human clinical trial.

On November 4, 2021, Beyond Air reorganized its oncology business into a new private company called Beyond Cancer. Beyond Air’s preclinical oncology team and the exclusive right to the intellectual property portfolio utilizing UNO for the treatment of solid tumors now reside with Beyond Cancer. Beyond Air has 80% ownership in Beyond Cancer.

The second program, which does not utilize the LungFit® platform, partially inhibits neuronal nitric oxide synthase (“nNOS”) in the brain to treat neurological conditions. The first target indication is autism spectrum disorder (“ASD”). On June 15, 2023, the Company announced that it has entered into an agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, LTD. (the “University”) to acquire the commercial rights for nNOS inhibitors being developed for the treatment of ASD and other neurological conditions. Currently, there are no FDA-approved therapies specifically for the treatment of ASD. Under the terms of the agreement, Beyond Air shall pay to the University compensation for pre-clinical work over the three-year period from the date of the agreement. Also, the Company will pay to the University a low single-digit royalty on net sales and certain one-time payments based on clinical, regulatory and sales milestones. The Company expects this program to progress from preclinical to a phase 1 first-in-human clinical trial by the end of 2026.

On March 24, 2025, Beyond Air reorganized its neurology business into a new private company called NeuroNOS Limited (“NeuroNOS”). Beyond Air’s infrastructure, for example regulatory, quality, legal, etc, will continue to support the NeuroNOS team. Beyond Air has 84.75 ownership in NeuroNOS.

LungFit® PH is the first FDA-approved and CE Mark system using our patented plasma pulse technology to generate on-demand NO from ambient air and, regardless of dose or flow, deliver it to a ventilator circuit. The device uses a medical air compressor to drive room air through a plasma chamber in the center of the unit where pulses of electrical discharge are created between two electrodes. The system uses the power equivalent to a 60-watt lightbulb to ionize the nitrogen and oxygen molecules, which then combine as NO with low levels of nitrogen dioxide (“NO2”) created as a byproduct. The products are then passed through a Smart Filter, which removes the toxic NO2 from the internal circuit. With respect to PPHN, the novel LungFit® PH is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients.

We believe the ability of LungFit® PH to generate NO from ambient air provides us with many competitive advantages over the current standard of NO delivery systems in the U.S., the EU, Japan and other markets. For example, LungFit® PH does not require the use of a high-pressure cylinder, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

Our novel LungFit® platform can also deliver a high concentration (>150 ppm) of NO directly to the lungs, which we believe has the potential to eliminate microbial infections including bacteria, fungi and viruses, among others. We believe that current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered (<100 ppm). Given that NO is produced naturally by the body as an innate immunity mechanism, at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our preclinical studies and clinical trials, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor comparable foreign regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for >80 ppm NO.

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Recent Developments

Equity Purchase Agreement

On November 4, 2025, we entered into an equity purchase agreement (the “Streeterville Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”) for the purchase of up to $20 million of our shares of Common Stock. In connection with the Streeterville Purchase Agreement, Streeterville and us entered into a Registration Rights Agreement, pursuant to which we filed a registration statement for the resale of up to 1,600,000 shares of Common Stock (the “Registration Statement”).

Pursuant to the Streeterville Purchase Agreement (so long as there is no balance outstanding on the Note (as defined below)), we have the right, but not the obligation, to direct Streeterville, by delivery to Streeterville of a put notice from time to time during a period of up to two years, to purchase shares of Common Stock (i) in a minimum amount not less than $25,000, and (ii) in a maximum amount up to the median daily trading volume of the Common Stock during the five trading days immediately preceding delivery of the put notice, or such other greater amount mutually agreed upon by the parties; provided, however, that the number of put shares shall not exceed the beneficial ownership limitation, of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a put notice.

The purchase price for each put shall be 96% of the lowest daily volume weighted average price of the common stock during the four consecutive trading day period commencing on the trading day immediately following delivery of a put notice. On any trading day during which the Registration Statement remains effective and the Note remains outstanding and (i) any trading price of the common stock is at least 5% greater than the current Nasdaq minimum price as defined under Nasdaq Rule 5635(d) (the “Nasdaq Minimum Price”) or (ii) the total dollar trading volume has reached $750,000.00, Streeterville may elect to purchase shares of common stock up to the Beneficial Ownership Limitation at a purchase price equal to 85% of the Nasdaq Minimum Price, subject to a floor of $0.39 per share. The aggregate purchase price for these shares shall be offset by an equal amount outstanding under the Note.

Amended and Restated Loan and Security Agreement; Waiver

On November 1, 2024, we entered into a loan and security agreement (the “Original Loan and Security Agreement”) with certain lenders including, our Chief Executive Officer, Steven Lisi, and director Robert Carey (collectively, the “Lender”), providing for a $11,500,000 loan and issuance of warrants to purchase up to an aggregate of 757,975 shares of common stock to Mr. Lisi and Mr. Carey (the “2024 Warrants”). On November 3, 2025, the Lender and us amended and restated the Original Loan and Security Agreement to provide us an additional $2,000,000 term loan and the issuance of new five-year warrants to Mr. Carey to purchase up to 512,821 shares of common stock at an exercise price of $1.95 per share (the “Supplemental Warrants”).

Concurrently, we also entered into a Waiver Agreement (the “Waiver”), pursuant to which the Lender consented to us issuing the Note in exchange for reducing the exercise price of the 2024 Warrants to $1.95 per share.

Issuance of Promissory Note

On November 4, 2025, concurrent to entering the Streeterville Purchase Agreement, we also entered into and closed on a note purchase agreement (the “Note Purchase Agreement”) with Streeterville, for the issuance of a secured promissory note in the principal amount of $12,050,000 (the “Note”). We paid $50,000 to Streeterville to cover Streeterville’s transaction costs, resulting in receipt of net proceeds of $12,000,000.

The principal amount of the Note is due 24 months following the date of issuance. Interest will accrue at the rate of 15% per annum, with no interest accruing for the first 12 months following issuance; provided however, that Streeterville is guaranteed 12 months of interest, or $1,800,000 even if the note is redeemed or prepaid prior to the maturity date. If the Note is outstanding within 90 days of issuance, a one-time monitoring fee will be added to the outstanding balance of the note in the amount of the outstanding balance divided by 0.85 less the outstanding balance. The monitoring fee will be credited back to us on a pro-rata basis if we make a cash payment and either (i) the 200-day median trading volume is less than $1,000,000 or (ii) our market capitalization is below $50,000,000. Streeterville shall have the right to redeem the Note commencing on the 12-month anniversary of the issuance date, or six months from the issuance date if either (i) the Registration Statement has not been declared effective or (ii) the Company is unable for any reason to issue common stock under the Purchase Agreement. We may prepay the note in part or in full at any time without penalty. While the Note is outstanding, we may not issue new debt or, subject to certain exceptions, enter into variable rate transactions.

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Departure of CFO; appointment of new CFO

Our prior chief financial officer, Douglas Larson, resigned as Chief Financial Officer to pursue another opportunity, effective December 5, 2025. On December 8, 2025, we appointed our controller, Mr. Denton “Duke” Dewrell as our principal financial officer and principal accounting officer, until appointment of a new Chief Financial Officer. On December 24, 2025, our Board of Directors approved the appointment of Daniel Moorhead as our Chief Financial Officer, principal financial officer and principal accounting officer, effective as of January 5, 2026. Mr. Moorhead replaced Mr. Dewrell as the Company’s principal financial officer and principal accounting officer as of such date. Mr. Dewrell remains employed by us as our controller.

Disposition of equity interest in NeuroNOS Ltd.

On January 8, 2026, XTL Biopharmaceuticals Ltd. (“XTL”) entered into a letter of intent to acquire our 85% ownership interest in NeuroNOS Ltd., a biotechnology company pioneering disease-modifying therapeutics targeting the core pathophysiology of Autism Spectrum Disorder (ASD) and neuro-oncology. Pursuant to the terms of the letter of intent, XTL will acquire 85% of NeuroNOS for consideration to us including 19.9% of XTL’s issued share capital, $1 million in cash, and milestone-based contingent payments totaling up to $31.5 million. No definitive agreements have been entered into yet, and the terms are being finalized among parties.

Corporate Background

We were incorporated on April 28, 2015 under Delaware law. On June 25, 2019, our name was changed to Beyond Air, Inc. from AIT Therapeutics, Inc. Our principal executive offices are located at 900 Stewart Avenue, Suite 301, Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholders	Up to (i) 524,990 shares of Common Stock, (ii) 3,405,828 shares of Common Stock issuable on the exercise of Pre-Funded Warrants, and (iii) 3,930,818 shares of Common Stock issuable on exercise of Common Warrants, and the shares issuable on exercise of the Warrants the “Warrant Shares”.

Shares of Common Stock outstanding prior to this offering	10,529,344

Shares of Common Stock to be outstanding immediately after this offering (1)	17,865,990 shares of Common Stock, assuming the full exercise and issuance of the Warrant Shares registered pursuant to this prospectus.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus. However, we will receive the proceeds of any cash exercise of the Warrants.

Trading symbol	Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “XAIR.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on June 20, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

(1)	The number of shares of Common Stock expected to be outstanding after this offering is based on 17,865,990 shares outstanding as of January 22, 2026, and excludes:

●	Up to 3,268,222 shares of Common Stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $9.40 per share;
●	Up to 748,000 shares of Common Stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $1.84 per share;
●	Up to 9,610 shares of Common Stock underlying restricted stock units;
●	Up to an aggregate of 54,597 shares of Common Stock reserved for future issuance under our Seventh Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”); and
●	Up to an aggregate of 37,500 shares of Common Stock reserved for future issuance under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the following risks and uncertainties as well as the risks and uncertainties described under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended March 31, 2025 and our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also impair our business, operating results, prospects or financial condition. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you might lose all or part of your investment.

A sale of a substantial number of shares of Common Stock by the Selling Stockholders could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholders in the public market without restriction. If the Selling Stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We may not receive any additional funds upon the exercise of the Common Warrants.

Each Common Warrant may be exercised by way of a cashless exercise if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of our common stock issuable upon exercise of the Common Warrants to the holder.

The proposed transaction involving NeuroNOS Ltd. may not be consummated, which could materially and adversely affect our business, financial condition, and the value of our securities.

We have entered into a binding letter of intent with XTL Biopharmaceuticals Ltd. relating to the proposed acquisition of NeuroNOS Ltd. Completion of the proposed transaction is subject to a number of conditions, including the negotiation and execution of definitive agreements and satisfaction of customary closing conditions and approvals. There can be no assurance that these conditions will be satisfied or that the proposed transaction will be completed on the terms currently contemplated, or at all. If the proposed transaction is delayed or not consummated, we may incur significant costs and expenses, experience diversion of management time and resources, and face uncertainty regarding the future strategic direction of NeuroNOS Ltd. In addition, we may be required to pursue alternative strategic or financing arrangements with respect to NeuroNOS Ltd., which may not be available on favorable terms, if at all.The failure to complete the proposed transaction could adversely affect our business, financial condition, and the market price of our common stock.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time of an aggregate of (i) 524,990 shares of Common Stock, (ii) 3,405,828 shares of Common Stock issuable on the exercise of Pre-Funded Warrants, and (iii) 3,930,818 shares of Common Stock issuable on exercise of Common Warrants, and the shares issuable on exercise of the Warrants the “Warrant Shares”. The Pre-Funded Warrants are exercisable at a nominal exercise price of $0.0001, exercisable until fully exercised, and the Common Warrants are exercisable at an exercise price of $1.147 per share, and exercisable through January 16, 2031. The Warrants are exercisable pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock other than through a public sale. The following table sets forth, as of January 22, 2026, the names of the Selling Stockholders, and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the Selling Stockholders, as of the date of this prospectus, assuming exercise of all warrants held by each such Selling Stockholder on that date, without regard to any limitations on exercise. The third column lists the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus.

Unless indicated otherwise as set forth in the footnotes below, under the terms of the warrants, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (or 9.99% at the election of the Selling Stockholder), excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised (the “Beneficial Ownership Limitation”). The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially that are covered by this prospectus, but will not sell any other shares of Common Stock presently owned. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned Prior to Offering (1)	Shares Offered by this Prospectus (1)		Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering (2)
BPY Limited	-	2,987,422	(3)	0	*	%
Nomis Bay Ltd.	-	4,874,214	(4)	0	*	%

* Less than 1.0%

(1)	Includes the Warrant Shares, although the Warrants are subject to 4.99% (or, at the election of the holder, 9.99%) beneficial ownership limitations, as applicable.
(2)	Percentages are based on 17,865,990 shares of Common Stock issued and outstanding as of January 22, 2026 (assuming the issuance of the Warrant Shares upon exercise of the Warrants on that date).
(3)	Includes (i) 199,496 shares of Common Stock issued to the investor on January 16, 2026; (ii) 1,294,215 shares of common stock issuable on exercise of the Pre-Funded Warrants; and (iii) 1,493,711 shares of Common Stock issuable on exercise of the Common Warrants.
(4)	Includes (i) 325,494 shares of Common Stock issued to the investor on January 16, 2026; (ii) 2,111,613 shares of common stock issuable on exercise of the Pre-Funded Warrants; and (iii) 2,437,107 shares of Common Stock issuable on exercise of the Common Warrants.

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of Common Stock in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants, if any, for general corporate purposes and working capital.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep the registration statement of which this prospectus forms a part effective until the time that no Holder owns any Warrants or Warrant Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous filings with the SEC. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our certificate of incorporation authorizes us to issue up to 510,000,000 shares, 500,000,000 of which is designated as common stock with a par value of $0.0001 per share. As of January 22, 2026, there were 10,529,344 shares of Common Stock outstanding, held by 101 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in “street name”) on behalf of multiple beneficial owners.

Voting Rights

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders, including the election of directors. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by our certificate of incorporation or by our bylaws.

Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividend Rights

Subject to the preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

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Other Rights and Preferences

The terms of our Common Stock do not include any preemptive, conversion or subscription rights, nor any redemption or sinking fund provisions. The Common Stock is not subject to future calls or assessments by us. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of shares of any series of our preferred stock that we may classify and issue in the future.

Registration Rights

We are parties to that certain Registration Rights Agreement dated as of January 14, 2026 as well as our obligation to register the shares of Common Stock issued issuable upon exercise of the Warrants.

Outstanding Stock Options

As of January 22, 2026, we had outstanding options to purchase 748,000 shares of our Common Stock at a weighted-average exercise price of $1.84 per share, of which 672,687 were underlying options granted pursuant to the 2013 Plan. The remaining options were options to purchase 75,313 shares of our common stock at a weighted-average exercise price of $0.87 per share issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). As of January 22, 2026, there were 54,597 shares of our common stock reserved for future issuance under our 2013 Plan.

Outstanding Restricted Stock Units

As of January 22, 2026, we had 9,610 shares of our Common Stock underlying outstanding restricted stock units, none of which were issued outside of our equity compensation plans as an inducement material to certain individuals entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

2021 Employee Stock Purchase Plan

As of January 22, 2026, there were 37,500 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan.

Outstanding Warrants

As of January 22, 2026, we had outstanding warrants to purchase up to an aggregate of 3,268,222 shares of our common stock at a weighted-average exercise price of $9.40 per share (which number does not include the Warrants issued in connection with the private placement described above).

Description of Certain Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and our bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

●	subject to the rights of the holders of any series of preferred stock, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

●	provide that special meetings of our stockholders may be called only by the (i) the chairperson of the board; (ii) our chief executive officer; or (iii) a majority of the number of authorized directors; and

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●	provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the foregoing exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, we ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding; or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Listing of Securities

Our shares of common stock are listed for trading on the Nasdaq Capital Market under the symbol “XAIR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Action Stock Transfer Corporation.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York.

EXPERTS

The consolidated financial statements as of and for the year ended March 31, 2025 and incorporated by reference in this registration statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended March 31, 2024 and incorporated by reference in this registration statement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph about the Company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at http://www.beyondair.net, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on June 20, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 10, 2025;

●	our Current Reports on Form 8-K (and as amended) filed with the SEC on June 18, 2025; June 25, 2025; July 10, 2025; September 9, 2025; November 5, 2025; November 28, 2025; December 11, 2025; December 30, 2025; January 15, 2026; and January 20, 2026 (other than any portions thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on May 3, 2019, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or any accompanying prospectus supplement or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Adam T. Newman, c/o Beyond Air, Inc., at 900 Stewart Avenue, Suite 301, Garden City, New York 11530. Our telephone number is (516) 665-8200. Information about us is also available at our website at http://www.beyondair.net. The information in our website is not a part of this prospectus and is not incorporated by reference

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524,990 Shares of Common Stock

Up to 3,405,828 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

and

Up to 3,930,818 Shares of Common Stock Issuable Upon Exercise of Common Warrants

PROSPECTUS

                  , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$1,389
Legal Fees and Expenses	100,000
Accounting Fees and Expenses	34,000
Miscellaneous Expenses	3,000
Total expenses	$138,389

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we are authorized to provide indemnification of (and advancement of expenses to) our directors, officers and agents (and any other persons to which applicable law permits us to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Our bylaws provide that (i) we shall indemnify our directors and executive officers (as defined under the Exchange Act); provided, however, that we may modify the extent of such indemnification by individual contracts with its directors and executive officers and (ii) we shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

Item 16. Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 29, 2016, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

2.3	Merger Completion Certificate, dated as of December 29, 2016, by and among Red Maple Ltd. And Advance Inhalation (AIT) Ltd., filed as Exhibit 2.3 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of AIT Therapeutics, Inc., dated as of January 9, 2017, filed as Exhibit 3.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.2	Amended and Restated Bylaws of AIT Therapeutics, Inc. filed as Exhibit 3.2 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated as of June 25, 2019, filed as Exhibit 3.3 to our Annual Report on Form 10-K filed with the SEC on June 28, 2019 and incorporated herein by reference.

3.4	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated November 22, 2024, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on November 26, 2024 and incorporated herein by reference.

3.5	Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Beyond Air, Inc., dated July 9, 2025, filed as Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on July 10, 2025 and incorporated herein by reference

4.1	Form of Common Stock Certificate, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on March 15, 2017 and incorporated herein by reference.

4.2	Description of the Company’s Securities Registered under Section 12 of the Securities Exchange Act of 1934, as amended, filed as Exhibit 4.7 to our Annual Report on Form 10-K, as filed with the SEC on June 23, 2020 and incorporated herein by reference.

4.3	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 15, 2023, filed as Exhibit 4.1 to our Current Report on Form 8-K, as filed with the SEC on June 20, 2023, and incorporated herein by reference.

4.4	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 15, 2023, filed as Exhibit 4.2 to our Current Report on Form 8-K, as filed with the SEC on June 20, 2023, and incorporated herein by reference.

4.5	Form of Common Stock Purchase Warrant, by and between Beyond Air, Inc. and the Holders party thereto, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on March 22, 2024 and incorporated herein by reference.

4.6	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 21, 2024, filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024

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4.7	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 21, 2024, filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

4.8	Form of Pre-funded Warrant, by and between Beyond Air, Inc. and the purchasers, filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference

4.9	Form of Common Warrant, by and between Beyond Air, Inc. and the purchasers, filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on September 27, 2024 and incorporated herein by reference.

4.10	Form of Common Stock Purchase Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2024, and incorporated herein by reference.

4.11	Form of New Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on September 9, 2025, and incorporated herein by reference.

4.12	Form of Supplemental Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

4.13	Secured Promissory Note filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

4.14	Form of Pre-funded Warrant filed as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

4.15	Form of Common Warrant filed as Exhibit 4.2 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

5.1**	Opinion of Sichenzia Ross Ference Carmel LLP

10.1	Amended and Restated Agreement for the Transfer and Assumption of Obligations Under the Securities Purchase and Registration Rights Agreements, dated as of January 12, 2017, by and among AIT Therapeutics, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 10.1 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.2	License Agreement, dated as of November 1, 2011, by and between Advanced Inhalation Therapies Ltd. and The UBC, filed as Exhibit 10.10 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.3	Non-Exclusive Patent License Agreement, dated as of October 22, 2013, by and between Advanced Inhalation Therapies Ltd. And SensorMedics Corporation, filed as Exhibit 10.9 to our Current Report on Form 8-K. as filed with the SEC on January 20, 2017 Registration Statement on Form S-1(File No. 333-216287), and incorporated herein by reference.

10.4	Option Agreement, dated as of August 31, 2015, by and between Advanced Inhalation Therapies Ltd. And Pulmonox Technologies Corporation, filed as Exhibit 10.13 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.5	Tenth Amendment to Option Agreement, dated as of December 31, 2016, by and between Advanced Inhalation Therapies Ltd. And Pulmonox Technologies Corporation, filed as Exhibit 10.14 to our Current Report on Form 8-K, as amended and filed with the SEC on March 15, 2017 and incorporated herein by reference.

10.6+	Executive Employment Agreement, dated as of June 30, 2018, by and between AIT Therapeutics Inc. and Steven Lisi, filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q, as filed with the SEC on August 10, 2021 and incorporated herein by reference.

10.7*	License, Development and Commercialization Agreement, dated January 23, 2019, by and between AIT Therapeutics, Inc. and Circassia Limited, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q on February 14, 2019 and incorporated herein by reference.

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10.8	Settlement Agreement and Release, dated May 26, 2021, by and between Beyond Air, Inc. and Circassia Limited, filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q, as filed with the SEC on August 10, 2021 and incorporated herein by reference.

10.9*	Supply Agreement, dated as of August 6, 2020, by and between Beyond Air, Inc. and Spartronics Watertown, LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 12, 2020 and incorporated herein by reference.

10.10*	Manufacture and Supply Agreement, dated as of July 30, 2020, by and between Beyond Air, Inc. and Medisize Ireland Limited, filed as Exhibit 10.1 to our Current Report on Form 8-K, as filed with the SEC on August 18, 2020 and incorporated herein by reference.

10.11+	Beyond Air, Inc. 2021 Employee Stock Purchase Plan, filed as Exhibit 10.2 to our Current Report on Form 8-K, as filed with the SEC on March 9, 2021 and incorporated herein by reference.

10.12+	Employment Agreement, dated as of April 24, 2020, by and between Beyond Air, Inc. and Michael Gaul, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on July 5, 2022 and incorporated herein by reference.

10.13	First Amendment to Loan Documents, by and among Beyond Air, Inc., Beyond Air Ltd., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 21, 2024, filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2024.

10.14+	Beyond Air, Inc. Seventh Amended and Restated 2013 Equity Incentive Plan, filed as Appendix A to the Proxy Statement for Beyond Air, Inc.’s 2025 Annual Meeting of Stockholders, filed with the SEC on October 31, 2024 and incorporated herein by reference.

10.15	Loan and Security Agreement, dated November 1, 2024, by and between Beyond Air, Inc. and BCR8V LLC, filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2024 and incorporated herein by reference.

10.16	Equity Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.17	Registration Rights Agreement filed as Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.18	Amended and Restated Loan Agreement filed as Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.19	Waiver filed as Exhibit 10.4 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.20	Note Purchase Agreement filed as Exhibit 10.5 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.21	XAIR Holdings Guaranty filed as Exhibit 10.6 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.22	Foreign Subsidiary Guaranty filed as Exhibit 10.7 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.23	Company Security Agreement filed as Exhibit 10.8 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.24	Company IP Security Agreement filed as Exhibit 10.9 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.25	BA Israel Security Agreement filed as Exhibit 10.10 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

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10.26	BA Israel IP Security Agreement filed as Exhibit 10.11 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.27	Pledge Agreement filed as Exhibit 10.12 to our Current Report on Form 8-K, filed with the SEC on November 5, 2025, and incorporated herein by reference.

10.28+	Employment Agreement, by and between the Company and Daniel Moorhead filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 30, 2025, and incorporated herein by reference.

10.29	Form of Securities Purchase Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

10.30	Form of Registration Rights Agreement filed as Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

10.31	Form of Placement Agency Agreement filed as Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on January 20, 2026, and incorporated herein by reference.

21.1	List of subsidiaries of Beyond Air, Inc., filed as Exhibit 21.1 to our Annual Report on Form 10-K, filed with the SEC on June 20, 2025 and incorporated herein by reference.

23.1**	Consent of WithumSmith+Brown LLP

23.2**	Consent of Marcum LLP

23.3**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1).

97+	Beyond Air, Inc. Incentive Compensation Recovery Policy, effective October 2, 2023, filed as Exhibit 97 to our Annual Report on Form 10-K, as filed with the SEC on June 24, 2024, and incorporated herein by reference

101.INS	Inline XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107**	Filing Fee

+ Management contract or compensation plan arrangement.

* Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

** Filed herewith

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Beyond Air, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York on this 30th day of January, 2026.

BEYOND AIR, INC.

By:	/s/ Steven Lisi
Name:	Steven Lisi
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Lisi and Adam Newman, as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Lisi	Chairman and Chief Executive Officer	January 30, 2026
Steven Lisi	(Principal Executive Officer)

/s/ Daniel Moorhead	Chief Financial Officer (Principal Financial	January 30, 2026
Daniel Moorhead	Officer and Principal Accounting Officer)

/s/ Erick Lucera	Director	January 30, 2026
Erick Lucera

/s/ Yoori Lee	Director	January 30, 2026
Yoori Lee

/s/ William Forbes	Director	January 30, 2026
Dr. William Forbes

/s/ Robert Carey	Director	January 30, 2026
Robert Carey

/s/ Robert Goodman	Director	January 30, 2026
Robert Goodman

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